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                                                                     EXHIBIT 3.2


                              CERTIFICATE OF TRUST

         The undersigned, the trustees of Coast Federal Litigation Contingent Payment Rights Trust, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.3801, et seq., hereby certify as follows:

         (a) The name of the business trust being formed hereby (the "Trust") is Coast Federal Litigation Contingent Payment Rights Trust.

         (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                                    Bankers Trust (Delaware)
                                    E.A. Delle Donne Corporate Center
                                    Montgomery Building
                                    1011 Centre Road
                                    Wilmington, Delaware 19805-1266

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust.




                                       Bankers Trust (Delaware), not in its
                                       individual capacity but solely as Trustee




                                       By: /s/ LISA WILKINS
                                           -----------------------------------
                                            Name:   Lisa Wilkins
                                            Title:  Assistant Secretary




                                       Bankers Trust Company, not in its
                                       individual capacity but solely as Trustee




                                       By: /s/ KEVIN WEEKS
                                           -----------------------------------
                                            Name:   Kevin Weeks
                                            Title:  Assistant Vice President